Exhibit 32.1

ENCORE CAPITAL GROUP, INC.

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Encore Capital Group, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company.

/s/ KENNETH A. VECCHIONE
Kenneth A. Vecchione
President and Chief Executive Officer

February 25, 2014

/s/ PAUL GRINBERG
Paul Grinberg
Executive Vice President, Chief Financial Officer and Treasurer

February 25, 2014

This certification accompanies the above described Report and is being furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall be not be deemed filed as part of the Report.